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                                                                    Exhibit 10.2

                          AMENDMENT TO TCSI CORPORATION
                            1991 STOCK INCENTIVE PLAN
                             REGARDING NAME OF PLAN
                                 (March 3, 1995)

     WHEREAS, Section 5.3 of the 1991 Stock Incentive Plan, as amended February 28, 1992 (the "Plan"), permits amendment of the Plan by the Board of Directors of Teknekron Communications Systems, Inc. (the "Company").

     WHEREAS, the Company amended its Restated Articles of Incorporation to change the name of the Company to TCSI Corporation in January 1995.

     WHEREAS, the Board of Directors desire to amend the Plan to reflect the change in corporate name.

     NOW, THEREFORE, the Company hereby amends the Plan as set forth herein:

     The name of the Plan shall be the TCSI Corporation 1991 Stock Incentive
Plan.